As filed with the Securities and Exchange Commission on
                          Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            Conscious Intention, Inc.

             (Exact Name of Registrant as Specified in Its Charter)


                 Nevada                          94-3409449
      (State or other jurisdiction of        (I.R.S. Employer
       incorporation or organization)       Identification Number)


                                      7372
                          (Primary Standard Industrial
                          (Classification Code Number)


                          6620 Lake Washington Blvd NE
                                    Suite 301
                               Kirkland, WA 98033
                                 (425) 822-3040
                               (425) 822-1007 Fax


       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                   Sylva Leduc
                          6620 Lake Washington Blvd NE
                                    Suite 301
                               Kirkland, WA 98033
                                 (425) 822-3040
                               (425) 822-1007 Fax

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                            Jonathan Dariyanani, Esq.

                               801 Ocean Ave. #501
                             Santa Monica, CA 90403
                               (310) 849-4576 Tel
                               (310) 861-9004 Fax

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this form is filed to register additional securities for an offering under Rule 462(b)of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If delivery of the prospectus is expected to be made under Rule 434, please check the following box [ ].



Calculation of registration fee


Title of
each class
of                    Amount of
securities            shares to      Proposed maximum    Proposed maximum     Amount of
to be                 be             offering price      aggregate            registration
registered            registered     per unit            offering price       fee (1)
---------------       -----------    ----------------    ----------------     -------------

Common shares          500,000         $ 0.50             $ 250,000            $ 23.00
$0.001 par value
to be sold by
company

Common shares          353,000         $ 0.50             $ 176,500            $ 16.24
$0.001 par value
to be sold by
selling
shareholders





     (1) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(o) of the Securities Act of 1933. The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting according to such Section 8(a), may determine.

Prospectus  (subject to completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Issued [to be dated upon printing of prospectus] 2002



                                 853,000 Shares

                             CONSCIOUS INTENTION, INC.


                                  COMMON STOCK


    Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


    This prospectus relates to our offering of 500,000 shares of our common stock, par value $0.001, at a price of $0.50 per share and the offering by certain selling shareholders of 353,000 shares of our common stock, par value $0.001, at a price of $0.50 per share. We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 500,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. This is our initial public offering, and no public market currently exists for any of our securities. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.


This is a highly risky investment.

We have described these risks under the caption "Risk factors" beginning on page 6.

These securities are not listed on any national securities exchange or the Nasdaq Stock Market. .

Table of contents                                                         Page

Front of registration statement                                           2-3

Inside front and outside back cover pages of prospectus                   4

Summary information and risk factors                                      8

Use of proceeds                                                           9

Determination of offering price                                           9

Plan of distribution                                                      9

Selling security holders                                                  10

Legal proceedings                                                         11

Directors, executive officers, promoters and control persons              11

Executive compensation                                                    11

Security ownership of certain beneficial owners and management            13

Description of securities                                                 13

Interest of named experts and counsel                                     15

Changes in and disagreements with accountants on accounting               15
and financial disclosure

Disclosure of commission position on indemnification for                  16
securities act liabilities

Description of business                                                   16

Management's discussion and analysis                                      19

Description of property                                                   21

Certain relationships and related transactions                            21

Market for common equity and related stockholder matters                  22

Financial statements                                                      24

Indemnification of directors and officers                                 35

Other expenses of issuance and distribution                               35

Recent sales of unregistered securities                                   35

Exhibits index                                                            37

Undertakings                                                              38

Summary information and risk factors


Prospectus summary


     You should read the following summary together with the more detailed information regarding Conscious Intention and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.


Conscious Intention, Inc.
Principal Executive Offices
6620 Lake Washington Blvd NE
Suite 301
Kirkland, WA 98033
(425) 822-3040
(425) 822-1007 Fax
www.consciousintention.com


Conscious Intention, Inc. is a development stage company that was organized under Nevada law on October 12, 2001. We are engaged in the business of providing materials, tools and on-line, Internet support services and resources for individuals wishing to open a business as an executive coach or career counselor. These materials and resources have not yet been fully developed. To date, we have derived no revenue, have no customers and are not yet offering our products and services for sale.

We are offering for sale 500,0000 common shares to the public at a price of $0.50 per share. The selling stockholders are offering for sale 353,000 common shares to the public at a price of $0.50 per share. This offering is being conducted without an underwriter.

There can be no assurance that we will be able to sell any of the shares we are offering. We have determined the initial offering price of the shares arbitrarily. The per share price bears no relationship to our assets, earnings, book value or any other set of traditional valuation criteria. We are also registering 353,000 shares for sale by certain of our selling shareholders at a price of $0.50 per share. We will not receive any of the proceeds of any of the sales of the shares sold by the selling shareholders.


The offering:


Common stock offered...............................853,000 shares


Common stock to be
outstanding
after this
offering.......................................... 4,500,000 shares


Use of  proceeds...................... For general corporate purposes, including working capital and development of print and Internet based coaching resources, staffing, advertising, marketing and sales expenses. We will not receive any proceeds from the sale of 353,000 shares of common stock by the selling shareholders


Proposed over the
counter bulletin
board symbol......................................... HOPE


     The foregoing information is based on the number of shares of common stock outstanding as of November 30, 2001. No option shares have been authorized, issued or granted to date.

Risk factors


     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.


Risks related to our business


We could fail due to lack of cash reserves

     As of November 30, 2001, we had $9,823 in assets and $8,856 in liabilities. We had $6,823 available in cash as of November 30, 2001. This means that we do not currently have enough cash to develop or market our contemplated product offering. Without additional cash, we will be unable to develop or market our contemplated product offering. It is very unlikely that we would be able to generate any revenue based on the incomplete product offering we currently have. Without additional revenue or cash, we will fail.

We could fail if we continue to lose money

     We have incurred losses since we began operating. We do not have sufficient cash to support continued losses. If we do not receive financing, we would have to cease planned development of products and services. We would therefore fail.

We have only been in business since October 2001, making our business difficult to evaluate because of its lack of history

    We have only been in business since October, 2001. There is no meaningful historical data for an investor to evaluate. Since we have less than three months of history, investors cannot determine historically how effective we have been in meeting established goals, developing products or services on time, the time to market for our potential products or the increases in monthly expenses that our operations as contemplated would involve. Therefore, our business model remains unproven and it may be difficult to evaluate whether it will work or not, given how little time we have been in business.


We currently have no complete products to offer and may never successfully complete a product

    We have planned three primary products for development and delivery on the Internet which consist of (1) a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business;
(2) an on-line coaching club which provides community, interaction and client referrals for coaches; and (3) a software product which helps coaches to manage their practice and clients. All of these products are in the very early stages of development and require substantial time and resources to complete them. We do not currently have the resources or staff to complete the products and may, therefore, never have a product offering. Without a product offering, we will fail.

We do not have any customers and may never obtain any customers

    We currently have no customers. We have no fully developed mechanism to obtain customers. We have no resources presently for advertising or marketing of our potential products. We don't know what kind of resources will be necessary to attract customers. Even if we identify a strategy for attracting customers and are able to execute the strategy, we have no assurance that we will successfully secure even one customer. Without obtaining customers, our business will fail.

We are totally dependent for future sales on our incomplete website, which may never be completed

    We plan to offer our products exclusively on the Internet through our website at www.consciousintention.com. Our website is in the very early stage of development and requires substantial work before we could use it to offer products. While we believe we can complete the website at a limited level of functionality with our existing resources, using freely available design products, we may be unsuccessful in doing so for technical, financial or personnel reasons. If we fail to complete our website, our business will fail.

We have not fully developed a pricing model and may never develop one that is commercially viable

    We have not yet determined how we will price our products, though we plan to offer them via monthly subscription to the website for between $50-$100 per month for access to all of our products. We have not yet made a final decision on this model. Once we determine an initial price for the service, we may not be able operate our business, even at the highest price we believe we can sell the subscription for. If we cannot sell the subscription to our potential customers at a sufficiently high price to cover our minimum expenses to develop and deliver the product, then we will fail.

Our entire business is dependent on our sole officer, director and employee, who can leave at any time

    Our sole director, Chief Executive Officer and sole employee, Sylva Leduc, is entirely responsible for the development and execution of our business. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the required materials and solicit potential customers. We will fail without Ms. Leduc or an appropriate replacement.


 Our sole director, Chief Executive Officer and sole employee, Sylva Leduc, has never managed a public company and may not be able to do so successfully

    The public company environment is complex and involves regulations, policies, investor relations, and management tasks not required in the private company environment. Ms. Leduc has never managed a public company and it may be difficult for her to learn to do so effectively. If she is unable to effectively learn to manage Conscious Intention, we may be unsuccessful in developing and applying our business plan and we may fail.

We may not be able to compete effectively against dominant companies in executive coaching and professional coaching support because we lack the equipment, staff, strategic alliances and experience.

     There are numerous, well-financed competitors who offer management consultancy services which indirectly compete with coaching as well as individuals and firms that offer support to coaches, many of whom have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing services to coaches than Conscious Intention does. We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the coaching field, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

Executive coaching is subject to a network of complex and changing regulations, which could prohibit us from executing our plan

    Executive coaching is a relatively new phenomenon and may be subject to various regulations and licensing procedures effecting career counselors, social workers or therapists. While we believe that we are legally permitted to offer our planned range of products without any regulatory approval or additional licensing, this belief may be incorrect. In addition, new regulations may be adopted or existing regulations may be interpreted in such a way as to introduce restrictions or prohibitions on our contemplated product offering.

We are vulnerable to product liability claims which could cause us to fail even if the business otherwise develops as planned

    Executive coaches provide a wide variety of client services to individuals and may rely on our texts, materials and products to perform these services. It is possible that our clients could come to rely on aspects of our product offering or texts to conduct their coaching practice. If our products prove defective, we could be subject to substantial liability resulting from lost income, damage to professional reputation, or other unforeseen liabilities.


Risks related to this offering


Conscious Intention stock has no public market and one might never develop. Without a public market, purchasers in this offering may not be able to sell their shares.

Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. We do not have an underwriter nor do we anticipate that one will be present to assist in the development of a public market or to support the markets with current information about Conscious Intention. There can be no assurance that we will be successful in developing a public market for Conscious Intention stock.

Insiders who hold 91% of our outstanding stock have substantial control over Conscious Intention that could delay or prevent a beneficial change in corporate control

    We anticipate our executive officers, directors and entities affiliated with them, in the aggregate, beneficially own approximately 91% of our outstanding common stock. If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us, even if such a transaction would be beneficial to the shareholders.


The report of our independent auditors expresses substantial doubt about our ability to continue as a going concern

    The report of our independent auditors located in this filing indicates a substantial doubt about our ability to continue as a going concern due to lack of sufficient working capital and historical losses. Our working capital is severely limited and we have sustained large losses. We may not have enough working capital to survive or to sustain further losses and our business might fail as a result.

Special note regarding forward-looking statements

    Some of the statements under "Prospectus summary," "Risk factors," "Plan of operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Use of proceeds



The proceeds from the sale of shares of our common stock by selling shareholders will be received directly by the selling stockholders. We will receive no proceeds from the sale of the common stock offered by selling shareholders under this prospectus. We estimate our net proceeds from the sale of 500,000 shares of common stock in this offering will total $225,000 based on an assumed offering price of $0.50 per share and after deducting offering expenses, which are payable by us. The principal purposes of this offering are to establish a public market for our common stock, increase our visibility in the marketplace and facilitate our future access to public capital markets. We intend to use the net proceeds from this offering as follows:

         o $50,000 to complete development of the Internet website, associated coaching materials and software product;

         o $100,000 for advertising and marketing of the product offering, including the hiring of a full-time, sales person

         o the balance for other general corporate purposes, including development of additional product features and additional sales channels for the product.

        The amounts that we actually expend for working capital and other general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash that we generate from operations. As a result, we will retain broad discretion over the allocation of the net proceeds of this offering. Pending these uses, we will invest the net proceeds of this offering in short-term money market and money market equivalent securities.


Determination of the offering price

The selling shareholders may offer their stock through public or private transactions, on or off the Over the Counter Bulletin Board, at prevailing market prices, or at privately negotiated prices. There can be no assurance that these prices will bear any relation to traditionally recognized criteria of value, book value, or other objective measure of the value of the shares. The company will offer shares for sale at $0.50 per share directly to the public, on or off the Over the Counter Bulletin Board or directly through the efforts of its selling shareholders.


Nevada law and certain provisions of our articles of incorporation and bylaws

    Nevada law and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors by virtue of the fact that the board of directors has the ability, without shareholder approval, to issue preferred stock and specify the rights and preferences of such stock. Such an issuance by the board of directors could discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of their proposals could result in an improvement of their terms.


Transfer agent and registrar


    The company currently acts as its own transfer agent and registrar.


Plan of distribution


     This prospectus covers the sale of new shares issued by us directly to the public and the resale by selling stockholders of shares of our common stock that they have already purchased from us. Shares sold by the company will be offered directly to the public at a price per share of $0.50 primarily to acquaintances of our officer and director, Sylva Leduc, who will receive no additional compensation from such sales or directly by the company in Transactions in the over-the-counter market either directly or through a broker-dealer. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:


o       Transactions in the over-the-counter market;

o       Transactions on a stock exchange that lists our common stock; or

o Transactions negotiated between selling stockholders and purchasers, or otherwise.


     Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder. If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale. To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.


Selling shareholders


                                                  Percentage
Name and address                    Number of     of shares
of beneficial owner                 shares        beneficially               Number of        Percentage of
                                    beneficially  owned                      shares           shares
                                    owned         before       Number of     beneficially     beneficially
                                    before        offering     shares to     owned after      owned after
                                    offering      (%)          be sold       offering         offering (%)



Vance Walle                         150000        3.75%       150000           0               0.0%

Jonathan Dariyanani                 100000        2.50%       100000           0               0.0%

Sean Rice                            50000        1.25%        50000           0               0.0%

Kirk Roberts                         25000        0.63%        25000           0               0.0%

Monica Pulver                         5000        0.13%         5000           0               0.0%

Richelle Roberts                      5000        0.13%         5000           0               0.0%

Brad Froehler                         1000        0.03%         1000           0               0.0%

Crystal Yarych                        1000        0.03%         1000           0               0.0%

Dalaine Haverty                       1000        0.03%         1000           0               0.0%

David Brown                           1000        0.03%         1000           0               0.0%

Garry Haverty                         1000        0.03%         1000           0               0.0%

Greg Phoenix                          1000        0.03%         1000           0               0.0%

Ken Roberts                           1000        0.03%         1000           0               0.0%

Kerby Helliwell                       1000        0.03%         1000           0               0.0%

Kerry Phoenix                         1000        0.03%         1000           0               0.0%

Kirsten Thompson                      1000        0.03%         1000           0               0.0%

Kristine Ponte                        1000        0.03%         1000           0               0.0%

Lisa Farquharson                       1000        0.03%         1000           0               0.0%

Nairne Kincade                        1000        0.03%         1000           0               0.0%

Paul Thompson                         1000        0.03%         1000           0               0.0%

Richard S. Arnold, Jr.                1000        0.03%         1000           0               0.0%

Rod Farquharson                        1000        0.03%         1000           0               0.0%

Rod Froehler                          1000        0.03%         1000           0               0.0%

Thomas Schroeder                      1000        0.03%         1000           0               0.0%


Legal proceedings

We are not a party to any legal proceedings.

Executive officers and directors


Our executive officers and directors and their ages, as of November 30, 2001, are as follows:

Executive officer and director:

Sylva Leduc 49 years old


Executive officer and directors:


Sylva Leduc, chief executive officer, principal accounting officer, director. Ms. Leduc currently serves as president of her own executive coaching and leadership development firm, TurningPoint NW LLC, located in Kirkland, Washington, through which she provides coaching services directly for executives and teams. She has served in this capacity since June of 2000. From May of 1997 until June of 2000, Ms. Leduc was a change management consultant for Ernst & Young, LLP in Seattle, Washington where she provided consulting services to clients in human resources, business improvement and organizational development. From May of 1995 until May of 1997, Ms. Leduc served as a senior consultant for Princeton/Masters International Corporation of Bellevue, Washington where she provided coaching services to executives, senior managers, managers, and technical professionals. From 1991 until 1995, Ms. Leduc was a director at Mainstream Access Corporation of Bellevue, Washington, where she provided group and individual consulting and coaching. From 1986 until 1991, Ms. Leduc served as group services director, among other positions, at Career Development & Employment of Calgary, Alberta, Canada, a governmental department where Ms. Leduc provided delivery of group programs and one-on-one career planning. Ms. Leduc is a graduate of the University of Calgary, Alberta with a Masters Degree in Educational Psychology in 1989 and a Bachelor of Arts degree in Psychology in 1986.

Board of directors


Our board of directors currently consists of 1 member. Each director holds office until his or her term expires or until his or her successor is duly elected and qualified.


Board committees


     None.


Director compensation.


Our director does not currently receive any cash compensation for services on the board of directors or any committee thereof, but directors may be reimbursed for expenses in connection with attendance at board and committee meetings.


Executive compensation

    The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our chief executive officer, there are no other executive officers that earned more than $100,000 in salary and bonus since commencement of operations.


                         Summary compensation table

 Annual compensation                              Long-term compensation awards
 ------------------------------------------------------------------------------

Name,                                 Other              Restricted      Securities
Principal                             annual             stock           underlying     All other
Position       Salary($)   Bonus($)   compensation($)    award(s)($)     options(#)     compensation


Sylva Leduc,
CEO/Director

              $60,000      0           0                 0               0               0


    Sylva Leduc has not yet drawn any salary from Conscious Intention. It is anticipated that Ms. Leduc will begin taking a salary of $60,000 beginning
June 1, 2002. Ms. Leduc is not entitled to any reimbursement for the salary she has elected to forego.


Option grants since inception and aggregate option exercises during last fiscal year and fiscal year-end option values.

Since inception, we have not granted any stock options to any individual, including our chief executive officer. We anticipate granting options to various employees, directors and consultants. Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors.

We have no employment agreements with any of our employees.

Employee benefit plans

We do not currently have any employee benefit plans.

Limitations on directors' and officers' liability and indemnification

    Our bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

We are entering into indemnification agreements with each of our officers and directors containing provisions that require us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, and to cover our directors and officers under any of our liability insurance policies applicable to our directors and officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

    At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Security ownership of certain beneficial owners and management



The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 2001, by:


o       each named executive officer;

o       each of our directors;

o       all current directors and executive officers as a group; and

o each person or group of affiliated persons who is known by us to own beneficially 5% or more of our common stock;



    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 2001, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person. As of November 30, 2001, no individual listed in the table below owned any options or warrants to purchase any of our common or preferred stock.

Except as indicated in the footnotes to this table and as required under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property. Percentage of ownership is based on 4,000,000 shares of common stock outstanding on November 30, 2001. Unless otherwise indicated, the address of each of the individuals named below is 6620 Lake Washington Blvd NE, Suite 301, Kirkland, WA 98033.

The following table also includes information with respect to the common stock beneficially owned by officers, directors and 5% or greater shareholders as of November 30, 2001. The stockholders provided us the information included in the table below. To our knowledge, each of the stockholders has sole voting and investment power over the shares of common stock listed in the table below.

Name and address of beneficial owner



                                       Executive
                            Officers, Directors & 5% beneficial owners



Title of class    Name and address of     Amount and nature     Percent of class
                  beneficial owner        of beneficial owner



Common            Sylva Leduc (1) (2)     3,647,000              91.2 %

(1) Includes 25,000 shares held by Ms. Leduc's spouse, Robert Rican.
(2) Ms. Leduc is the only officer, director and the sole person to own 5% or more of the outstanding shares.

Description of securities


Current capital structure


    As of the date of this prospectus, we have 10,000,000 shares of common stock, par value $0.001, authorized, with 4,000,000 shares outstanding held of record by 38 stockholders.


Description of capital stock


    Upon the closing of this offering, we will be authorized to issue 10,000,000 shares of common stock, $0.001 par value. The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.


Common stock


    As of November 30, 2001, there were 4,000,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend policy." In the event of a liquidation, dissolution or winding up of Conscious Intention, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and non-assessable.


Preferred stock


    The board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of Conscious Intention without further action by the stockholders.


    We have yet to authorize any preferred stock. Our board of directors is empowered, without stockholder approval, to issue series of preferred stock with any designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our business.

Registration rights

None.


Options

    We currently have no options exercisable for our common stock available for grant. We do not presently have any warrants authorized. Our board of directors may later determine to grant such options and authorize warrants.

Dividend policy

    We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

Capitalization


The following table sets forth our capitalization as of November 30, 2001:


o         on an actual basis

o         Option shares. No options have been issued or authorized to date.

          You should read this table with "Plan of operation" and the Financial Statements and the related notes. See "Use of proceeds" and "Management."


                               As of November 30, 2001


                                                                  Actual
                                                            -------------------
Long-term obligations,
less current portion.........................................       $0
Stockholders' equity:
Common stock, $0.001 par value,
10,000,000 shares authorized,
4,000,000 shares issued; 4,000,000
outstanding actual; .........................................       $4,000
Additional paid-in capital...................................       $0
Deferred stock compensation..................................       $0
Additional paid-in capital...................................       $0
Accumulated income...........................................       $0
Deficit accumulated during the
development stage  ..........................................       $(3,033)
Total stockholders' equity...................................       $967


Interest of named experts and counsel


     The validity of the common stock offered in this registration statement will be passed upon for us by Jonathan Ram Dariyanani Esq., Santa Monica, CA. Mr. Dariyanani is the beneficial owner of 100,000 common shares of stock.

     Hansen, Barnett & Maxwell, Certified Public Accountants have audited our financial statements, for the period ending November 30, 2001 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given upon the authority of such firm as experts in accounting and auditing. Hansen, Barnett & Maxwell, Certified Public Accountants, will not receive any direct or indirect interest in Conscious Intention.


Changes in and disagreements with accounts on accounting and financial disclosure

    There are no disagreements with the accountants on accounting policies or financial disclosure.

Disclosure of commission position on indemnification for securities act

    The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Conscious Intention pursuant to the foregoing provisions, or otherwise, Conscious Intention has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



Description of business

Overview


    Conscious Intention is a development stage executive coaching support company. Executive coaching consists of rendering professional development advice, guidance, leadership, organizational development, communication and human resources advice to individual professionals, groups and organizations. Conscious Intention plans to offer support services to executive coaches which consist of (1) a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business; (2) an on-line coaching club which provides community, interaction and client referrals for coaches; and (3) a software product which helps coaches to manage their practice and clients. We intend to develop these texts, materials, communities, referral systems and software products ourselves, through the efforts of our Chief Executive Officer, Sylva Leduc, through materials that she has already prepared and via the use of consultants. These services will be offered to coaches directly through the Internet. We intend to charge a monthly or yearly subscription fee payable by coaches for unlimited use of the basic site resources. We intend to derive additional revenue by eventually adding premium services to our basic product offering. We plan to advertise our products at industry trade shows, in trade publications and on-line at various existing websites for executive coaches.


History and form of organization


    Conscious Intention, Inc. is a development stage Nevada corporation formed on October 12, 2001 for the purpose of developing and commercializing on-line products and support systems for executive coaches. To date, the product offering remains incomplete, the website is not yet operational and we have no customers.


Conscious Intention's principal products and services

    Conscious Intention is not currently providing any products or services. Conscious Intention plans to offer support services to executive coaches which consist of (1) a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business; (2) an on-line coaching club which provides community, interaction and client referrals for coaches; and (3) a software product which helps coaches to manage their practice and clients. Provided that we derive sufficient financing proceeds, we intend to begin offering our services in July of 2002.

     Conscious Intention intends to price all of its basic product offering on a monthly or yearly subscription basis to executive coaches worldwide, though no product offering is contemplated outside of the English language. We have not yet determined how much we will charge for this monthly or yearly subscription service. We intend to offer additional, premium services to our subscribers on a fee-for-services basis, but have not yet determined the nature of such services, how specifically they might be priced or how they might be provided.


Distribution and marketing methods


    Presently, Conscious Intention has no salespeople or distributors of its products. We intend that our Chief Executive Officer, Sylva Leduc, will use her network of professional and business contacts in the field of executive coaching to reach our first subscribers through a direct email and telephone campaign. We intend to distribute the services themselves exclusively by means of our website, www.consciousintention.com. We intend to market our product via industry trade shows, in trade publications and on-line at various existing websites for executive coaches.



Status of products and services


    Currently, we have not done any development on the Conscious Intention website itself. We anticipate that 50% of the materials that will be offered for viewing on the site have already been created by Ms. Leduc in the course of her experience in executive coaching. We anticipate that the rest will be completed by the time the website should launch, in July of 2002. We intend to have most of the technological and hosting aspects of the site developed by consultants. While no final software product for use on the site has been identified, Ms. Leduc owns a product that would be suitable for the purpose, though she has not decided under what terms or conditions she would license it to Conscious Intention. If Ms. Leduc does not license her product to us, we estimate a suitable replacement product can be purchased for between $25,000 and $50,000. The architecture of the coaching club and client referral network for coaches has been developed by Ms. Leduc and awaits technical implementation on the website.



Revenues


    Conscious Intention has derived no revenue to date. It is contemplated that the earliest revenues would be derived in July of 2002, when the site launches.


Competitive conditions, competitive position and methods of competition


    The executive coaching support services market in which we compete is relatively new and our services are highly specialized. Intense competition exists for our service offerings. The number of companies with which we compete is estimated in the hundreds and expanding. We expect competition with our services to increase over time as the market for our services grows. Competition may also increase as a result of industry consolidation.

    Our chief competition comes from large executive placement firms which offer coaching and support services, such as KornFerry, consulting firms which offer executive coaching services, such as Ernst & Young, and smaller companies with a heavy internet presence, such as www.potentials.com, www.businesspsychologist.com and others. These companies tend to compete for clients by sales of services to existing clients, via word of mouth referrals, advertising, trade show presence and seminars. Our main method of competition is through product differentiation based on style, philosophical orientation, the culture of our offerings and the group dynamic of our customers who participate in our club, on-line forum and referral network. We intend to distinguish our service offering by appealing to the sole practitioner executive coach, specifically the human resource or high level executive or therapist without significant experience in executive coaching and to the well-established practitioner interested in mentoring with, affiliating with and encouraging new entrants to the profession. The philosophical orientation of our services and therefore, we hope, the culture that will surround on-line discussions and referrals on our site, will be one that is proactive, action centered, focused on primarily on enabling rapid improvement in clients toward reaching their own lifestyle goals. This orientation will be reflected in the on-line materials that we offer on the site and in the focus and direction of the on-line software product, which is a practice management tool that helps coaches to track clients, progress and focus on delivering and measuring value.

    We believe that our competitive position is that of vulnerable, new entrant and that the success of our service offering will be largely dependent on our ability to find new executive coaches who are not currently affiliated with an on-line coaching club or coaching support group or who are dissatisfied with their current support group or who are looking for a user-friendly, proactive, results oriented introduction to executive coaching and developing an executive coaching practice.

    To the extent that we do eventually offer premium, fee-for-services offerings in addition to our basic subscription product, competition for those services will depend greatly on the nature of those services and the prices that we desire to charge for them. There is stiff on-line competition for the provision of testing and assessment services over the internet, though offering these services as a convenience for our subscribers may be one method of competition. Another would be to develop a battery of particular industry specific assessment tools, such as coaching assessments for the software professional, accounting professional, legal professional, medical professional, etc. There is less competition in this assessment area than in the general field of on-line assessments.



Dependence on one customer


    While we currently have no customers, we do not contemplate a dependence on one customer or one referral source for clients. We intend to utilize a wide variety of mechanisms for securing customers and intend to have a diverse customer base.


Research and development


    We have not spent any money on research and development to date. We anticipate that we will spend $50,000 on the development of our website, coaching materials and software product offering. Much of the service offering development will be undertaken by Sylva Leduc, our chief executive officer, without additional compensation.


Proprietary rights and licensing


    We rely primarily on a combination of copyrights, licenses, trade secret laws and restrictions on disclosure to protect our intellectual property and proprietary rights. We intend to enter into confidentiality agreements with our future employees and consultants, and to generally control access to and distribution of our internal documentation and other proprietary information. We intend to offer our on-line assessments, materials and software product subject to industry standard end user license agreements designed to protect our rights to our products.



Regulatory environment


There are two aspects of our business which face significant governmental regulation or are likely to face such regulation; our services offering via the internet through our website and regulations which effect executive coaching generally.


Within the United States, the legal landscape for internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability under federal and state fair trade acts when information sharing practices do not mirror stated privacy policies. Due to the increasing popularity and use of the internet, it is likely that a growing number of laws and regulations will be adopted at the international, federal, state and local levels relating to the internet covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of services. Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the internet, which could, in turn, decrease the demand for our services and increase our cost of doing business. Moreover, the applicability to the internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet could harm our business.


Executive coaching is a relatively new field that has not yet been subject to extensive regulation, but exists in a constantly changing regulatory landscape. States and local governmental authorities will often develop new licensing and regulatory schema to address emerging professional fields or will redefine existing licensing and regulatory categories to include new professional fields. As we do not intend to provide coaching services directly, but instead to provide support services to executive coaches, regulation of the executive coaching field itself could effect our service offering in the sense that any materials we supply to coaches for use in their practice would need to conform to applicable law. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to executive coaching could harm our business.


Employees and consultants


    As of November 30, 2001, we had 1 employee and 1 consultant. We do not have any written employment agreement with our employee. We believe that our relations with our employee and consultant are good.

     Upon effectiveness of our registration statement on Form SB-2, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above, at www.sec.gov .


Management's discussion and analysis


    The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk factors" and elsewhere in this prospectus.


Overview


    Conscious Intention, Inc. is a development stage Nevada corporation formed on October 12, 2001 for the purpose of developing and commercializing on-line products and support systems for executive coaches. Executive coaching consists of rendering professional development advice, guidance, leadership, organizational development, communication and human resources advice to individual professionals, groups and organizations. Conscious Intention plans to offer support services to executive coaches which consist of (1) a series of texts and on-line materials providing aspiring executive coaches with resources to open their own coaching business; (2) an on-line coaching club which provides community, interaction and client referrals for coaches; and (3) a software product which helps coaches to manage their practice and clients. To date, the product offering remains incomplete, the website is not yet operational and we have no customers.

We intend to develop these texts, materials, communities, referral systems and software products ourselves, through the efforts of our Chief Executive Officer, Sylva Leduc, through materials that she has already prepared and via the use of consultants. These services will be offered to coaches directly through the Internet. We intend to charge a monthly or yearly subscription fee payable by coaches for unlimited use of the basic site resources. We intend to derive additional revenue by eventually adding premium services to our basic product offering. We plan to advertise our products at industry trade shows, in trade publications and on-line at various existing websites for executive coaches.

    We intend to launch our website at www.consciousintention.com in July of 2002. At this time, we anticipate offering our contemplated services on-line for a monthly or yearly subscription fee. We have not determined what this fee will be, but similar sites charge anywhere from $360 to $600 per year.

    While we have the ability and staff presently through our chief executive officer Sylva Leduc and consultants whom we have identified, to complete our product offering without hiring any additional full-time employees, we intend to hire at least one person to act as a full-time sales and marketing director for our website.

    We would also like to develop a premium fee-for-services product offering to augment our contemplated subscription offering. This offering would likely consist of on-line assessments that executive coaches can take to assess their own skills, as well as on-line assessments that they can direct their clients to take. We would like for certain of these assessments to be industry specific for a limited number of professional segments, such as technology, finance, legal and government. We have not determined the scope, exact nature or cost to produce such assessment tools or what we would charge for such assessments. Similar assessments cost between $0 and $250 per exam, with an average cost of approximately $25.

    We intend to offer advertising our website as traffic increases sufficiently to justify the effort. We have not determined how much we would charge for such advertising and who we would target as advertisers. Professional liability insurance firms, accounting firms, law firms, recruitment agencies, banks and credit card companies are all potential advertisers whom we could approach regarding advertising on our website.


Results of operations for the period ending November 30, 2001.

Revenue

    We had no revenue for the period ending November 30, 2001.


Operating Expenses


    General and administrative expenses are comprised primarily of expenses related to the initial incorporation of Conscious Intention and preparations for this registration statement.

General and administrative expenses for the period ended November 30, 2001 were $3,033. These expenses were related to our initial incorporation. We expect general and administrative expenses to increase substantially over this period if Conscious Intention is successful in developing and marketing website offering and in obtaining new customers for its services. We anticipate that such expenditures could be as high as $50,000 or more depending on the level of growth.

    Research and development expenses were not incurred during the period ended November 30, 2001, due to the fact that the development of our materials has been undertaken by our chief executive officer, Sylva Leduc, without compensation. We anticipate spending approximately $50,000-$75,000 on product development over the next twelve months.



Financial Condition


    For the period ended November 30, 2001 Conscious Intention had a net loss of $3,033.

    Conscious Intention has very little in the way of current expenses which it needs to fund. Development of the website will be conducted by our chief executive officer without additional compensation until financing proceeds contemplated in this offering are received. If proceeds are received, then product development would commence at that point.

    The company is in a very tenuous cash position going forward. There are reserves of $6,823 in cash. At the present rate of expenditure, Conscious Intention could survive 1-12 months on this sum. There can be no assurance that Conscious Intention will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Conscious Intention with the financial resources necessary to continue operation. There can also be no assurance that proceeds raised from this offering will be sufficient to develop the contemplated offering on the website.


Liquidity and capital resources


    We have financed our loss through the sale of common shares and a $4,700 advance from our chief executive officer, Sylva Leduc. For the period ended November 30, 2001, net cash used by operating activities was $3,033. As of November 30, 2001, we had cash and cash equivalents of $6,823.

The company used cash of $1,877 in operations for the period ended November 30, 2001. The principal uses of cash were an operating loss of $3,033. The principal source of cash was an increase in accounts payable of $1,156, advances from officer of $4,700 and proceeds from the sale of our common stock of $4,000.

We believe that existing cash balances and funds generated from operations are sufficient to meet our liquidity needs for the foreseeable future until the proceeds of a financing are received. If there are no proceeds from financing within the next 6-12 months, we will fail, as there is no complete service offering currently available to customers.

    While Conscious Intention is optimistic about the company's long-term prospects, the following issues and uncertainties, among others, should be considered in evaluating its growth outlook.


     Our independent certified public accountants have issued a report on our audited statements with an explanatory paragraph regarding our ability to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing as may be required, and ultimately upon our ability to attain profitability.


     We need working capital to execute our business plan and, in the future. We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs for working capital and capital expenditures through April-June of 2002. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition.


Cash requirements


    Presently, without the sale of additional shares, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months. We do not have sufficient resources to build our internet website at www.consciousintention.com nor to complete our on-line service offering. Even if we were to be able to build our service offering and website using existing resources, we would be unable to finance marketing or advertising necessary to attract subscribers. We estimate that we require a minimum of $100,000 in cash within the next 6 months to cause our website and service offering to be operational and to attract and retain customers.



Research and development


    We intend to develop our service offering over the next three to six months. In addition, we intend to develop certain fee-for-services on-line assessments when our initial service offering is complete. The factors we will use to determine how much money to spend on research and development will include, feedback from our customers, the expenditures of our competitors, the availability and terms of additional financing that we intend to seek, our available cash and general market conditions.


Plant and equipment


    We currently have offices hosted in the residence of our chief executive officer, Sylva Leduc, for which we pay no rent. We have no equipment or other assets.


Employees


    We currently have one employee, our chief executive officer, Sylva Leduc. We intend to hire at least one additional full-time sales and marketing employee over the next 6 to 12 months, which we estimate will cost us $50,000.


Description of property


    We are currently hosted out of the residence of our chief executive officer in Kirkland, Washington. We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

Certain relationships and related party transactions


    There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.

    Conscious Intention received an advance of $4,700 from chief executive officer Sylva Leduc. This advance bears no interest and is payable on demand.

Sales of our common stock and preferred stock

Common stock. The following table summarizes the private placement transactions in which we sold common stock to our directors, executive officers, 5% stockholders and persons and entities affiliated with them.




                                                  Price per     Shares of common
Purchaser                   Dates of purchase     share         stock
------------------          -----------------     ---------     ----------------

Sylva Leduc
director and
executive officer                10/12/01          $0.001              3,622,000

Robert Rican,                    11/1/01           $0.001                 25,000
Spouse of Sylva Leduc



Totals                                                                 3,647,000

1 Affiliates of Sylva Leduc

Description of insider sales



    Officer and director Sylva Leduc purchased 3,622,000 shares on October 12, 2001 at a per share purchase price of $0.001. Robert Rican, spouse of officer and director Sylva Leduc, purchased 25,000 shares on November 1, 2001 at a per share purchase price of $0.001.



Indemnification agreements

    We are entering into indemnification agreements with each of our directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers' liability and our indemnification of such directors and officers, see "Limitation on directors' and officers' Liability and Indemnification."

Conflict of interest policy

    We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of the independent and disinterested outside directors on our board of directors approve all future transactions between us and our officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to us than we could obtain from unaffiliated third parties.

Market for common equity and related stockholder matters


    There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue. As of November 30, 2001, there are no options outstanding to purchase shares of our common stock and no options to purchase our common stock that are authorized and available for grant. We have no shares that are currently eligible for sale under Rule 144. We have 353,000 common shares which we have agreed to register under the Securities Act in this offering for sale by current security holders. There are approximately 38 holders of record of our shares of common stock. No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.

    The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result, if trading in our common stock is determined to be subject to the above rules, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.


Where you can find additional information

    We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.


    You may read and copy all materials which we file with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may also visit our website for further information at www.consciousintention.com, though such site is not currently operational, we anticipate that it will be by June of 2002.

HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS


                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       AND
                              FINANCIAL STATEMENTS





         October 12, 2001 (Date of Inception) through November 30, 2001

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)


                                TABLE OF CONTENTS


                                                                            Page

Report of Independent Certified Public Accountants                             1

Financial Statements:

    Balance Sheet - November 30, 2001                                          2

    Statement of Operations for the Period from
    October 12, 2001 (Date of Inception) through November 30, 2001             3

    Statement of Stockholders' Equity for the Period from
    October 12, 2001 (Date of Inception) through November 30, 2001             4

    Statement of Cash Flows for the Period from October 12, 2001
    (Date of Inception) through November 30, 2001                              5

Notes to Financial Statements                                                  6

                                               Member of AICPA Division of Firms
                                                        Member of SECPS

HANSEN, BARNETT & MAXWELL                               (801) 532-2200
A Professional Corporation                            Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                      5 Triad Center, Suite 750
                                               Salt Lake City, Utah 84180-1128
                                                        www.hbmcpas.com



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Conscious Intention, Inc.


We have audited the accompanying balance sheet of Conscious Intention, Inc. (a development stage enterprise) as of November 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from October 12, 2001 (date of inception) through November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conscious Intention, Inc. as of November 30, 2001 and the results of its operations and its cash flows for the period from October 12, 2001 (date of inception) through November 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's lack of operating history raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
January 10, 2002

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprises)
                                  BALANCE SHEET
                                November 30, 2001


                                     ASSETS

Current Assets
   Cash                                                        $  6,823
                                                               --------
        Total Current Assets                                      6,823
                                                               --------

Deferred Offering Costs                                           3,000
                                                               --------

     Total Assets                                              $  9,823
                                                               ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
     Accounts payable                                          $  4,156
     Due to related party                                         4,700
                                                               --------

         Total Current Liabilities                                8,856
                                                               --------

Stockholders' Equity
     Common stock - $0.001 par value;
     10,000,000 shares authorized;
     4,000,000 shares issued and outstanding                      4,000
     Deficit accumulated during the development stage            (3,033)
                                                               ---------

         Total Stockholders' Equity                                 967
                                                               ---------

Total Liabilities and Stockholders' Equity                     $  9,823
                                                               ========

The accompanying notes are an integral part of these financial statements.

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF OPERATIONS



                                                               From
                                                          October 12, 2001
                                                        (Date of Inception)
                                                              through
                                                         November 30, 2001


Revenue                                                      $         --

General and administrative expenses                                 3,033
                                                             ------------

Net Loss                                                     $     (3,033)
                                                             ============

Basic and Diluted Loss Per Share                             $         --
                                                             ============

Weighted Average Number of Shares
  Outstanding                                                $  3,845,714
                                                             ============


The accompanying notes are an integral part of these financial statements.



                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)
                        STATEMENT OF STOCKHOLDERS' EQUITY




                                                                                               Deficit
                                                                                               Accumulated
                                                          Common Stock           Additional    During          Total
                                                                                 Paid in       Development     Stockholders'
                                                     Shares        Amount        Capital       Stage           Equity
                                                 ------------   ------------    ------------   ------------    -----------


Balance - October 12, 2001                                 -    $         -     $         -    $         -     $        -

Shares issued for cash,  $0.001 per share           4,000,000         4,000               -              -          4,000

Net loss                                                   -              -               -          (3,033)       (3,033)
                                                 ------------   ------------    -----------    ------------    -----------

Balance - November 30, 2001                         4,000,000   $     4,000     $        -     $     (3,033)   $       967
                                                 ============   ===========     ============   =============   ===========


The accompanying notes are an integral part of these financial statements.



                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprise)
                             STATEMENT OF CASH FLOWS


                                                                                                           From
                                                                                                   October 12, 2001
                                                                                                   (Date of Inception)
                                                                                                          through
                                                                                                   November 30, 2001

Cash Flows from Operating Activities
    Net loss                                                                                       $            (3,033)
    Adjustments to reconcile net loss to net cash provided by
       operating activities:
        Accounts payable                                                                                         1,156
                                                                                                   -------------------

        Net Cash Used by Operating Activities                                                                   (1,877)
                                                                                                   -------------------

        Net Cash From Investing Activities                                                                           -
                                                                                                   -------------------

Cash Flows From Financing Activities
    Advances from officer                                                                                        4,700
    Proceeds from issuance of common stock                                                                       4,000
                                                                                                   -------------------

Net Cash Flows Provided by Financing Activities                                                                  8,700
                                                                                                   -------------------

Net Increase in Cash and Cash Equivalents                                                                        6,823

Cash and Cash Equivalents at  Beginning of Period                                                                    -
                                                                                                   -------------------

Cash and Cash Equivalents at End of Period                                                         $             6,823
                                                                                                   ===================

Supplemental disclosure of noncash investing and financing activities:

The Company incurred $3,000 of deferred offering costs recorded as accounts payable.
                                        5

                            CONSCIOUS INTENTION, INC.
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS
                                November 30, 2001




NOTE 1 - NATURE OF BUSINESS

Organization and Nature of Operations-- On October 12, 2001, Conscious Intention, Inc. ("the Company") was organized under the laws of the State of Nevada. The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. The planned operations of the Company consists in selling a business system of materials, tools and on-line, internet based support services for individuals wishing to open a business as an executive coach or career counselor. The Company has established it's year end as December 31st. The Company has had no revenues from any source to date.

The Company is considered to be in the development stage. Since inception, the Company has spent most of its efforts in developing its business plan, constructing core materials for eventual sale to customers and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances to sustain operations.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying amounts reported in the accompanying financial statements for cash approximate fair values because of the immediate or short-term maturities of these financial instruments.

Business Condition -- The Company has limited operating history and no revenues. This situation raises substantial doubt about its ability to continue as a going concern. Management plans to complete an SB-2 Registration Statement in which the Company will offer a minimum of 100,000 shares of common stock and a maximum of 500,000 shares of common stock at $0.50 per share. >From the proceeds, the Company plans to use approximately $25,000 to pay legal counsel that assisted in the offering and other various offering costs. Management also plans to begin marketing and business operations with the proceeds from the offering. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Deferred Offering Costs - The Company deferred direct and incremental costs associated with the public offering of its common stock. The deferred costs will be recognized as a reduction of the proceeds from the offering when the proceeds are realized.
                                        6

Income Taxes - The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.


Basic and Diluted Loss Per Share -Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares which includes convertible notes payable, stock options and stock warrants except during loss periods when those potentially issuable common shares would decrease the loss per share. There were no potentially issuable common shares as of November 30, 2001.

NOTE 3- STOCKHOLDERS' EQUITY

In October 2001, the Company issued 3,622,000 shares of common stock to an officer and director of the Company for cash. The proceeds from the issuance of the stock was $3,622 or $0.001 per share. Additionally during the period ended November 30, 2001, the Company issued 378,000 shares of common stock to various purchasers for cash proceeds of $378 or $0.001 per share.

NOTE 4 - INCOME TAXES

The Company has paid no federal income taxes since its incorporation. As of November 30, 2001, the Company had net operating loss carry forwards for federal income tax reporting purposes of $3,033 which, if unused, will expire in 2021. The tax effect of the operating loss carry forwards at November 30, 2001, is as follows:

     Operating loss carry forwards................................   $       667
     Valuation allowance..........................................         (667)
                                                                     -----------

     Total Deferred Tax Assets....................................   $        --
                                                                     ===========

The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:

     Tax at federal statutory rate (22%)..........................   $     (667)
     Change in valuation allowance................................          667
                                                                     -----------

     Provision for Income Taxes...................................   $       --
                                                                     ===========

NOTE 5 - RELATED PARTY TRANSACTIONS

During the period ended November 30, 2001, the sole officer and director of the Company advanced $4,700 to the Company. The advance bears no interest and is due on demand.

[Inside Back Cover Art]

(outside back cover page)



Dealer prospectus delivery obligation

         Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CONSCIOUS INTENTION, INC.

Conscious Intention, Inc.
Registration statement on form SB-2

Part II

Information not required in prospectus

Indemnification of directors and officers

         Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

    We are entering into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Other expenses of issuance and distribution

    The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.


SEC registration fee......................................... $            200
Printing and engraving costs.................................            1,000
Legal fees and expenses......................................           12,000
Accounting fees and expenses.................................            5,000
Blue sky fees and expenses...................................            5,000
Transfer agent and registrar fees............................            1,000
Miscellaneous expenses.......................................              800
Total........................................................          $25,000


Recent sales of unregistered securities


Between October 12, 2001 and November 30, 2001, the registrant sold 4,000,000 shares of common stock. There was no public offering of the shares. The duration of the offering period was October 12, 2001 to November 30, 2001 at a price per share of par value of $0.001 per share, for total offering proceeds to the company of $4000. These issuances are exempt from registration under the Securities Act in accordance with Regulation D, Rule 505. These shares were issued to our chief executive officer and sole director and to acquaintances, associates and consultants of our chief executive officer and sole director. A total of 38 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to acquaintances and business associates of the officer and director of the company or its consultants. These 38 offers resulted in sales of 4,000,000 shares to 38 shareholders of record. Of the 38 sales that took place, 30 sales were made to unaccredited, non-affiliate investors. Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information: (i) the information required to be furnished in Part I of Form SB-2 under the Securities Act; (ii) the information required by Item 310 of Regulation S-B; (iii)the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; (iv) written disclosure regarding the limitations and restrictions on resale of the securities.



    The company has relied on Regulation D, Rule 505 of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of Conscious Intention. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for Conscious Intention. In addition, each was granted physical access to Conscious Intention's facilities for inspection. Transactions by the registrant involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The registrant has made its own independent determination, based on its own investigation as to whether each person is (i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and
(iii) aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

    For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related party transactions" in the form of prospectus included herein.


Exhibits Index

Number description

3.1               Articles of incorporation of the registrant
3.2               Bylaws of the registrant.
4.1               Specimen common stock certificate.
5.1               Opinion of Jonathan Ram Dariyanani, Esq.
10.1              Form of common stock purchase agreement
10.2 Common stock purchase agreement by and between Conscious Intention, Inc. and Sylva Leduc.
23.1              Consent of Hansen, Barnett & Maxwell,
                  Certified Public Accountants
23.2              Consent of Jonathan Ram Dariyanani, Esq.
                  (included in Exhibit 5.1).

Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one or more of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake:

(1) to file during any period in which we offer or sell securities, a post-effective amendment to this registration statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and (c) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h)under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.


Signatures

         As required by the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized, in Seattle, State of Washington, on the 5th day of April, 2002.

By: /s/ Sylva Leduc
Sylva Leduc, chief executive officer, principal accounting officer and sole director